Schneider National, Inc. Reports First Quarter 2019 Results

•	Operating revenues of $1.2 billion, an increase of 5% compared to first quarter 2018

•	Net income of $36.9 million, a decrease of 22% compared to first quarter 2018

•	Diluted earnings per share of $0.21, compared to first quarter 2018 of $0.27

Green Bay, Wis. - (May 2, 2019) – Schneider National, Inc. (NYSE: SNDR, “Schneider” or the “Company”), a leading transportation and logistics services company, today announced results for the three months ended March 31, 2019.
“Compared to first quarter 2018, our Truckload segment experienced declines in revenue and earnings, while our Intermodal segment grew revenue despite adverse weather, and our Logistics segment delivered revenue growth and expanded margins,” noted Mark Rourke, Chief Executive Officer of Schneider.
“Our Truckload operations were impacted by a decline in contractual business which was compounded by weather conditions in our core Midwest and East markets,” Rourke continued. “This resulted in lower productivity and in costs which did not align with the demand environment. The issues that impacted the first quarter were either temporary or mostly in our control to address, which we are aggressively doing.”
“In our Truckload segment, we are encouraged by our business wins, which will address the volume issue, and by the effectiveness of our initiatives to adjust our cost position. In addition, our Intermodal and Logistics businesses are well positioned for continued year-over-year growth. As such, our outlook for the remainder of 2019 remains largely intact.”

Results of Operations (unaudited)

The following table sets forth the Company’s results of operations for the periods indicated:

	Three Months Ended March 31,
(in millions, except ratios and per share amounts)	2019	2018	Change
Operating revenues	$1,194.1	$1,139.0	5%
Revenues (excluding fuel surcharge)	1,082.3	1,021.2	6%
Income from operations	51.5	67.6	(24)%
Operating ratio	95.7%	94.1%	(160) bps
Adjusted operating ratio	95.2%	93.4%	(180) bps
Net income	$36.9	$47.6	(22)%
Diluted earnings per share	0.21	0.27	(22)%
Weighted average diluted shares outstanding	177.4	177.2	.2

Results of Operations – Reportable Segments

Truckload

•	Revenues (excluding fuel surcharge): $531.8 million, a decrease of 3% compared to first quarter 2018

•	Income from operations: $23.2 million, a decrease of 50% compared to first quarter 2018
Truckload revenues (excluding fuel surcharge) decreased 3% in the first quarter of 2019 compared to the same quarter in 2018. Revenue per truck per week declined $74, or 2%, compared to the first quarter of 2018. Price was positive compared to the same quarter in 2018 due to carry-over rate renewals and first quarter 2019 rate renewals, however, it was more than offset by lower volume and asset utilization. In addition, insufficient levels of primary lane contract volumes resulted in a higher proportion of spot volume compared to a year ago, which negatively impacted for-hire Truckload results.

Truckload income from operations decreased 50% in the first quarter 2019 compared to the same quarter in 2018, due to lower volume and productivity, and increased variable costs. Several hundred more drivers were brought on compared to the first quarter of 2018; however, Truckload was unable to productively utilize the capacity for reasons cited above. In addition, Truckload results were negatively impacted by First to Final Mile (FTFM). During the quarter, FTFM converted its middle mile execution model to better utilize the variable capacity of Truckload and Intermodal. The conversion costs contributed to the FTFM operating loss, which was approximately a 320 basis point drag on Truckload operating ratio in the first quarter of 2019.

Intermodal

•	Revenues (excluding fuel surcharge): $237.6 million, growth of 18% compared to first quarter 2018

•	Income from operations: $19.9 million, a decrease of 10% compared to first quarter 2018

Intermodal revenues (excluding fuel surcharge) grew 18% in the first quarter of 2019 compared to the same quarter in 2018 due to a $267, or 13%, improvement in revenue per order and a 3% growth in orders. Revenue per order improved due to carry-over of 2018 rate renewals, first quarter 2019 rate renewals, and increased length of haul.
Intermodal income from operations decreased 10% in the first quarter of 2019 compared to the same quarter in 2018. Earnings from increased price and volume were offset by lower dray productivity and higher rail and ramp storage costs, largely the result of adverse weather.

Logistics

•	Revenues (excluding fuel surcharge): $243.9 million, growth of 10% compared to first quarter 2018

•	Income from operations: $10.3 million, an increase of 32% compared to first quarter 2018

Logistics revenues (excluding fuel surcharge) grew 10% in the first quarter of 2019 compared to the same quarter in 2018. The decrease in industry spot rates resulted in higher Brokerage demand and lower revenue per order. Brokerage volume grew 20% in the first quarter of 2019 compared to the same quarter in 2018.

Logistics income from operations increased 32%, and operating ratio improved 70 basis points in the first quarter of 2019 compared to the same quarter in 2018. The increase was primarily due to Brokerage volume growth combined with effective net revenue management. In the quarter, Brokerage executed approximately 19,000 no-touch carrier assignments on our proprietary platform resulting in improved broker and carrier productivity.

Business Outlook

Rourke commented, “Based primarily on first quarter results, we are updating our full year 2019 adjusted diluted earnings per share guidance to $1.50 - $1.60. First quarter new business awards across all three segments and the corrective cost actions we have set in place are benefiting the second quarter. Regarding net capital expenditures, our full year guidance remains at approximately $340 million.”
Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures, including revenues (excluding fuel surcharge) and adjusted operating ratio. Management believes the use of non-GAAP measures assists investors in understanding the business, as further described below. The non-GAAP information provided is used by Company management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of results as reported under GAAP.

A reconciliation of net income per share to adjusted diluted earnings per share as projected for 2019 is not provided. Schneider does not forecast net income per share as the Company cannot, without unreasonable effort, estimate or predict with certainty various components of net income. The components of net income that cannot be predicted include expenses for items that do not relate to core operating performance, such as costs related to potential future acquisitions, as well as the related tax impact of these items. Further, in the future, other items with similar characteristics to those currently included in adjusted net income, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact adjusted net income.

About Schneider National, Inc.

Schneider National is a leading transportation and logistics services company providing a broad portfolio of premier truckload, intermodal and logistics solutions and operating one of the largest for-hire trucking fleets in North America. The Company believes it has developed a differentiated business model that is difficult to replicate due to its scale, breadth of complementary service offerings, and proprietary technology platform. Its highly flexible and balanced business combines asset-based truckload services with asset-light intermodal and non-asset logistics offerings, enabling the Company to serve customers’ diverse transportation needs. Since its founding in 1935, the Company believes it has become an iconic and trusted brand within the transportation industry by adhering to a culture of safety “first and always” and upholding its responsibility to associates, customers, and the communities the Company serves.

Special Note Regarding Forward-Looking Statements

This earnings release contains forward-looking statements, within the meaning of the United States Private Securities Litigation Reform Act of 1995, which are intended to come within the safe harbor protection provided by such Act. These forward-looking statements reflect the Company's current expectations, beliefs, plans, or forecasts with respect to, among other things, future events and financial performance and trends in the business and industry. Forward-looking statements are often characterized by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms, and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks, and uncertainties. Readers are cautioned that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.
Such risks and uncertainties include, among others, those discussed in Part I, Item 1A, “Risk Factors,” of the Company's Annual Report on Form 10-K filed on February 26, 2019, as such may be amended or supplemented in Part II, Item 1A, “Risk Factors,” of subsequently filed Quarterly Reports on Form 10-Q, as well as those discussed in the consolidated financial statements, related notes, and other information appearing elsewhere in the aforementioned reports and other filings with the SEC. In addition to any such risks, uncertainties, and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•	Economic and business risks inherent in the truckload and transportation industry, including competitive pressures pertaining to pricing, capacity, and service;

•	Our ability to manage and implement effectively our growth and diversification strategies and cost saving initiatives;

•	Our dependence on our reputation and the Schneider brand and the potential for adverse publicity, damage to our reputation, and the loss of brand equity;

•	Risks related to demand for our service offerings;

•	Risks associated with the loss of a significant customer or customers;

•	Capital investments that fail to match customer demand or for which we cannot obtain adequate funding;

•	Fluctuations in the price or availability of fuel, the volume and terms of diesel fuel purchase commitments, and our ability to recover fuel costs through our fuel surcharge programs;

•	Our ability to attract and retain qualified drivers and owner-operators;

•	Our reliance on owner-operators to provide a portion of our truck fleet;

•	Our dependence on railroads in the operation of our intermodal business;

•	Service instability from third-party capacity providers used by our logistics brokerage business;

•	Changes in the outsourcing practices of our third-party logistics customers;

•	Difficulty in obtaining material, equipment, goods, and services from our vendors and suppliers;

•	Our ability to recruit, develop, and retain our key associates;

•	Labor relations;

•	Variability in insurance and claims expenses and the risks of insuring claims through our captive insurance company;

•
The impact of laws and regulations that apply to our business, including those that relate to the environment, taxes, employees, owner-operators, and our captive insurance company; changes to those laws and regulations; and the increased costs of compliance with existing or future federal, state, and local regulations;

•	Political, economic, and other risks from cross-border operations and operations in multiple countries;

•	Risks associated with financial, credit, and equity markets, including our ability to service indebtedness and fund capital expenditures and strategic initiatives;

•	Negative seasonal patterns generally experienced in the trucking industry during traditionally slower shipping periods and winter months;

•	Risks associated with severe weather and similar events;

•	Significant systems disruptions, including those caused by cybersecurity events;

•	The potential that we will not successfully identify, negotiate, consummate, or integrate acquisitions;

•	Exposure to claims and lawsuits in the ordinary course of business; and

•	Our ability to adapt to new technologies and new participants in the truckload and transportation industry.

The Company does not intend, and undertakes no obligation, to update any of its forward-looking statements after the date of this release to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact:    Steve Bindas, Director of Investor Relations
920-592-SNDR
investor@schneider.com
Source: Schneider SNDR

SCHNEIDER NATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Operating revenues	$1,194.1	$1,139.0
Operating expenses:
Purchased transportation	473.3	425.0
Salaries, wages, and benefits	313.0	311.3
Fuel and fuel taxes	74.8	84.7
Depreciation and amortization	73.4	71.7
Operating supplies and expenses	145.1	119.1
Insurance and related expenses	28.2	23.1
Other general expenses	34.8	36.5
Total operating expenses	1,142.6	1,071.4
Income from operations	51.5	67.6
Other expenses (income):
Interest income	(2.2)	(0.7)
Interest expense	3.9	4.2
Other expenses (income)—net	0.4	(0.4)
Total other expense	2.1	3.1
Income before income taxes	49.4	64.5
Provision for income taxes	12.5	16.9
Net income	$36.9	$47.6

Weighted average common shares outstanding	177.0	176.9
Basic earnings per share	$0.21	$0.27

Weighted average diluted shares outstanding	177.4	177.2
Diluted earnings per share	$0.21	$0.27

SCHNEIDER NATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$441.0	$378.7
Trade accounts receivable—net	536.8	593.1
Other current assets	387.2	352.5
Net property and equipment	1,968.2	1,922.2
Other noncurrent assets	538.2	378.0
Total Assets	$3,871.4	$3,624.5

Liabilities and Shareholders' Equity
Trade accounts payable	$308.0	$226.0
Current maturities of debt and finance lease obligations	76.0	51.7
Other current liabilities	266.3	244.9
Long-term debt and finance lease obligations	334.7	359.6
Deferred income taxes	458.0	450.6
Other noncurrent liabilities	268.4	159.4
Shareholders' Equity	2,160.0	2,132.3
Total Liabilities and Shareholders' Equity	$3,871.4	$3,624.5

SCHNEIDER NATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$133.2	$100.0
Net cash used in investing activities	(59.2)	(22.6)
Net cash used in financing activities	(11.7)	(15.8)
Net increase in cash and cash equivalents	$62.3	$61.6

Net capital expenditures	$(50.1)	$(26.0)

Schneider National, Inc.
Revenues and Income from Operations by Segment
(unaudited)

Revenues by Segment

	Three Months Ended March 31,
(in millions)	2019	2018
Truckload	$531.8	$550.5
Intermodal	237.6	201.9
Logistics	243.9	221.2
Other	99.9	74.1
Fuel surcharge	111.8	117.8
Inter-segment eliminations	(30.9)	(26.5)
Operating revenues	$1,194.1	$1,139.0
Income from Operations by Segment

	Three Months Ended March 31,
(in millions)	2019	2018
Truckload	$23.2	$46.6
Intermodal	19.9	22.2
Logistics	10.3	7.8
Other	(1.9)	(9.0)
Income from operations	$51.5	$67.6

Schneider National, Inc.
Key Performance Indicators by Segment
(unaudited)

Truckload	Three Months Ended March 31,
	2019	2018
Dedicated standard
Revenues (excluding fuel surcharge) (1)	$84.2	$76.5
Average trucks (2) (3)	1,801	1,625
Revenue per truck per week (4)	$3,684	$3,695
Dedicated specialty
Revenues (excluding fuel surcharge) (1)	$95.1	$105.3
Average trucks (2) (3)	2,149	2,408
Revenue per truck per week (4)	$3,485	$3,432
For-hire standard
Revenues (excluding fuel surcharge) (1)	$280.9	$291.0
Average trucks (2) (3)	6,106	6,139
Revenue per truck per week (4)	$3,622	$3,721
For-hire specialty
Revenues (excluding fuel surcharge) (1)	$69.8	$78.5
Average trucks (2) (3)	1,517	1,587
Revenue per truck per week (4)	$3,623	$3,885
Total Truckload
Revenues (excluding fuel surcharge) (6)	$531.8	$550.5
Average trucks (2) (3)	11,573	11,759
Revenue per truck per week (4)	$3,606	$3,680
Average company trucks (3)	8,713	9,039
Average owner-operator trucks (3)	2,860	2,720
Trailers	37,744	37,876
Operating ratio (5)	95.6%	91.5%
(1) Revenues (excluding fuel surcharge), in millions, exclude revenue in-transit.
(2) Includes company trucks and owner-operator trucks.

(3)	Calculated based on beginning and end of month counts and represents the average number of trucks available to haul freight over the specified timeframe.

(4)	Calculated excluding fuel surcharge and revenue in-transit, consistent with how revenue is reported internally for segment purposes, using weighted workdays.
(5) Calculated as segment operating expenses divided by segment revenues (excluding fuel surcharge) including revenue in-transit and related expenses at the operating segment level.
(6) Revenues (excluding fuel surcharge), in millions, include revenue in-transit at the operating segment level, and therefore does not sum with amounts presented above.

Intermodal	Three Months Ended March 31,
	2019	2018
Orders (1)	104,512	101,378
Containers	21,991	18,003
Trucks (2)	1,507	1,295
Revenue per order (3)	$2,249	$1,982
Operating ratio (4)	91.6%	89.0%

(1)	Based on delivered orders.

(2)	Includes company trucks and owner-operator trucks at the end of the period.

(3)	Calculated excluding fuel surcharge and revenue in-transit, consistent with how revenue is reported internally for segment purposes.

(4)	Calculated as segment operating expenses divided by segment revenues (excluding fuel surcharge) including revenue in-transit and related expenses at the operating segment level.

Logistics	Three Months Ended March 31,
	2019	2018
Operating ratio (1)	95.8%	96.5%
Brokerage revenues as a percentage of Logistics revenues (2)	76.7%	76.9%

(1)	Calculated as segment operating expenses divided by segment revenues (excluding fuel surcharge) including revenue in-transit and related expenses at the operating segment level.

(2)	Revenues (excluding fuel surcharge), in millions, including revenue in-transit.

Schneider National, Inc.
Reconciliation of Non - GAAP Financial Measures
(unaudited)
In this earnings release, we present the following non-GAAP financial measures: (1) revenues (excluding fuel surcharge) and (2) adjusted operating ratio. We also provide reconciliations of these measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Management believes the use of each of these non-GAAP measures assists investors in understanding our business by (a) removing the impact of items from our operating results that, in our opinion, do not reflect our core operating performance, (b) providing investors with the same information our management uses internally to assess our core operating performance, and (c) presenting comparable financial results between periods. In addition, in the case of revenues (excluding fuel surcharge), we believe the measure is useful to investors because it isolates volume, price, and cost changes directly related to industry demand and the way we operate our business from the external factor of fluctuating fuel prices and the programs we have in place to manage fuel price fluctuations. Fuel-related costs and their impact on our industry are important to our results of operations, but they are often independent of other, more relevant factors affecting our results of operations and our industry. Although we believe these non-GAAP measures are useful to investors, they have limitations as analytical tools and may not be comparable to similar measures disclosed by other companies. You should not consider the non-GAAP measures in this report in isolation or as substitutes for, or alternatives to, analysis of our results as reported under GAAP. The exclusion of unusual or infrequent items or other adjustments reflected in the non-GAAP measures should not be construed as an inference that our future results will not be affected by unusual or infrequent items or by other items similar to such adjustments. Our management compensates for these limitations by relying primarily on our GAAP results in addition to using the non-GAAP measures.

The Company has previously presented the non-GAAP financial measures adjusted income from operations, adjusted net income, and adjusted diluted earnings per share. These measures are not presented herein because there were no adjustments to the corresponding GAAP measures for the three months ended March 31, 2019 and 2018.

Revenues (excluding fuel surcharge)

We define “revenues (excluding fuel surcharge)” as operating revenues less fuel surcharge revenues, which are excluded from revenues at the segment level. Included below is a reconciliation of operating revenues, the most closely comparable GAAP financial measure, to revenues (excluding fuel surcharge).

	Three Months Ended March 31,
(in millions)	2019	2018
Operating revenues	$1,194.1	$1,139.0
Less: Fuel surcharge revenues	111.8	117.8
Revenues (excluding fuel surcharge)	$1,082.3	$1,021.2
Adjusted operating ratio

We define “adjusted operating ratio” as operating expenses, adjusted to exclude material items that do not reflect our core operating performance, divided by revenues (excluding fuel surcharge). Included below is a reconciliation of operating ratio, which is the most directly comparable GAAP measure, to adjusted operating ratio.

	Three Months Ended March 31,
(in millions, except ratios)	2019	2018
Total operating expenses	$1,142.6	$1,071.4
Divide by: Operating revenues	1,194.1	1,139.0
Operating ratio	95.7%	94.1%

Total operating expenses	$1,142.6	$1,071.4
Adjusted for:
Fuel surcharge revenues	(111.8)	(117.8)
Adjusted total operating expenses	$1,030.8	$953.6

Operating revenues	$1,194.1	$1,139.0
Less: Fuel surcharge revenues	111.8	117.8
Revenues (excluding fuel surcharge)	$1,082.3	$1,021.2

Adjusted operating ratio	95.2%	93.4%